UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 14, 2019

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-50345	20-0154352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1525 Pointer Ridge Place, Bowie, Maryland 20716
(Address of Principal Executive Offices) (Zip Code)

301-430-2500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OLBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On November 14, 2019, Wesbanco, Inc. (“Wesbanco”) and Old Line Bancshares, Inc. (“Old Line”) jointly issued a press release announcing that they have received all necessary regulatory approvals for the pending merger between Wesbanco and Old Line. On October 29, 2019, the stockholders of Old Line and the shareholders of Wesbanco each approved the transaction at their respective special meetings. Wesbanco and Old Line anticipate that the closing of the merger will occur on or about November 22, 2019, although completion of the merger remains subject to the satisfaction of customary closing conditions.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1 - Old Line Bancshares, Inc. press release dated November 14, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Line Bancshares, Inc.

Date: November 15, 2019	By:	/s/ Elise M. Adams
Elise M. Adams
Executive Vice President and Chief Financial Officer